UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )
________________________________________________
Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
ORIGIN MATERIALS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ORIGIN MATERIALS, INC.
930 Riverside Parkway, Suite 10
West Sacramento, California 95605

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 20, 2023

June 30, 2023

Origin Materials, Inc. (the “Company”) is filing this Proxy Statement Supplement (“Supplement”) on June 30, 2023 to update information contained in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 8, 2023 (the “Proxy Statement”), and made available to the Company’s stockholders in connection with the solicitation of proxies on behalf of the Company’s board of directors (the “Board”) for its annual meeting of stockholders to be held on July 20, 2023, or any adjournment or postponement thereof (the “Annual Meeting”).

This Supplement is being filed to correct inadvertent errors in the information relating to the election of director nominees to the Board as disclosed in the Proxy Statement. The Proxy Statement inadvertently states in the Notice of Annual Meeting of Stockholders and on pages 1 and 14 that three Class II directors will be elected to serve until our 2026 annual meeting of stockholders, rather than four Class II directors as disclosed elsewhere in the Proxy Statement and as listed on the proxy card and the Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the Proxy Statement.

To clarify the above, this Supplement hereby revises the Proxy Statement as follows:

1.Proposal 1 listed on the Notice of Annual Meeting of Stockholders is revised to read in its entirety as follows:

“To elect the four nominees to serve as Class II directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;”

2.The first bullet of the Question and Answer entitled “What matters am I voting on?” on page 1 of the Proxy Statement is revised to read in its entirety as follows:

“the election of four Class II directors as named in this Proxy Statement to serve until our 2026 annual meeting of stockholders;”

3.The third sentence of the section entitled “Proposal No. 1 Election of Directors” on page 14 of the Proxy Statement is revised to read in its entirety as follows:

“At the Annual Meeting, four Class II directors will be elected for a three-year term to succeed the Class II directors whose term is then expiring.”

4.The first sentence of the subsection entitled “Vote Required” in the section entitled “Proposal No. 1 Election of Directors” on page 14 of the Proxy Statement is revised to read in its entirety as follows:

“For the election of directors, the four nominees receiving the most “FOR” votes from the holders of shares present in person or virtually or represented by proxy and entitled to vote on the election of directors will be elected.”

The Company urges you to read the Proxy Statement and this Supplement in their entirety. Except as specifically supplemented by the information contained herein and the information set forth in the Proxy Statement Supplements filed with the SEC on June 13, 2023 and June 16, 2023 (the “Prior Supplements”), respectively, all information set forth in the Proxy Statement remains unchanged. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement and Prior Supplements, the information in this Supplement is more current. The Company is providing this additional material solely for informational purposes. No action in connection with this Supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.